Exhibit 99.1

SPI Solar Announces Second-Quarter 2013 Financial Results

ROSEVILLE, Calif.--(BUSINESS WIRE)--August 16, 2013--SPI Solar (“SPI”) (SOPW:OTCBB), a vertically integrated photovoltaic (“PV”) solar developer, today announced its results for the second quarter ended June 30, 2013.

Total net sales for the second quarter of 2013 were $4.2 million, compared with $24.4 million for the second quarter of 2012. Construction starts with KDC Solar in New Jersey resumed in Q2 for the previously announced Imclone and Mountain Creek projects. Prospects for new projects beyond the current pipeline continue to be impacted by financial lending and solar industry conditions in general.

Total cost of goods sold for the second quarter of 2013 was $3.3 million, compared with $20.9 million for the second quarter of 2012. This reflected fewer projects initiated or completed during the second-quarter 2013 period, and the corresponding decrease in revenue.

Total operating expenses for the second quarter of 2013 were $7.4 million, compared with $6.3 million for the second quarter of 2012. Second quarter 2013 general and administrative expenses included one-time charges of $3.0 million for a bad debt reserve related to the pending collectability of a private solar project in New Jersey and $750,000 in impairment charges resulting from a change to extended payment conditions on the Greece projects. Without these one-time charges, the decline in operating expenses reflected the continued cost-reduction measures undertaken by the company.

Net loss for the second quarter of 2013 was $6.8 million, or ($0.03) per basic and diluted share. This compared with a net loss of $2.1 million, or ($0.01) per basic and diluted share, for the second quarter of 2012.

Cash and cash equivalents at June 30, 2013 were $0.2 million, compared with $17.8 million at December 31, 2012. During the first quarter of 2013, $13.0 million of construction funds provided by China Development Bank were drawn down and sent to KDC Solar to cover construction costs for the Imclone project. Short-term cash continues to be tight as the company has large amounts of pending accounts receivables from customers awaiting bank debt term financing for SPI-constructed and commissioned projects in Greece and New Jersey.

Business Outlook:

As noted in SPI Solar’s fourth-quarter 2012 news release on April 3, 2013, due to difficult solar industry conditions in general, company-specific issues related to structuring third-party project financing, and delays in construction starts and completions, SPI Solar believes that providing a business outlook is not meaningful at this time. While the company will continue to file financial reports and issue earnings releases, it will not during the near term continue to hold quarterly earnings teleconferences. Should circumstances change or the markets become more predictable, SPI Solar will update investors through its reports and may re-institute quarterly earnings teleconferences.

About SPI Solar (SOPW:OTCBB):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. Through the company’s close relationship with LDK Solar, SPI extends the reach of its vertical integration from silicon to system. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release may contain certain “forward-looking statements” relating to the business of SPI Solar, its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes", “expects” or similar expressions. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

- Financials Attached -

SOLAR POWER, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except for share data) (Unaudited)

	June 30, 2013 (unaudited)	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$172	$17,823
Accounts receivable, net of allowance for doubtful accounts of $4,076 and $393, respectively	17,513	43,807
Accounts receivable, related party	11,380	11,858
Notes receivable	7,007	14,120
Costs and estimated earnings in excess of billings on uncompleted contracts	18,537	31,423
Construction in progress	14,769	16,078
Inventories, net	1,403	1,618
Prepaid expenses and other current assets	4,685	4,267
Restricted cash	20	20
Total current assets	75,486	141,014
Intangible assets	1,418	1,703
Restricted cash	476	400
Accounts receivable, noncurrent	5,867	-
Notes receivable, noncurrent	38,993	-
Property, plant and equipment at cost, net	18,288	18,754
Other assets	609	958
Total assets	$141,137	$162,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,081	$15,709
Accounts payable, related party	47,646	51,804
Lines of credit	7,857	10,877
Accrued liabilities	8,354	6,635
Billings in excess of costs and estimated earnings on uncompleted contracts	760	4,935
Billings in excess of costs and estimated earnings on uncompleted contracts, related party	-	49
Loans payable and capital lease obligations	28,586	28,601
Total current liabilities	105,284	118,610
Financing and capital lease obligations, net of current portion	17,765	18,760
Other liabilities	1,337	1,337
Total liabilities	124,386	138,707
Commitments and contingencies	-	-
Stockholders’ equity:
Preferred stock, par $0.0001, 20,000,000 shares authorized; none issued and outstanding	-	-
Common stock, par $0.0001, 250,000,000 shares authorized; 198,214,456 and 198,214,456 shares, respectively, issued and outstanding	20	20
Additional paid in capital	50,928	48,219
Accumulated other comprehensive loss	(393)	(287)
Accumulated deficit	(33,804)	(23,830)
Total stockholders’ equity	16,751	24,122
Total liabilities and stockholders’ equity	$141,137	$162,829

SOLAR POWER, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except for per share data) (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Net sales:
Net sales	$4,199	$21,837	$5,965	$34,569
Net sales, related party	-	2,587	-	16,154

Total net sales	4,199	24,424	5,965	50,723
Cost of goods sold:
Cost of goods sold	3,194	18,446	4,481	28,795
Cost of goods sold, related party	-	2,453	-	15,457
Impairment	85	-	85	-

Total cost of goods sold	3,279	20,899	4,566	44,252
Gross profit	920	3,525	1,399	6,471
Operating expenses:
General and administrative	6,691	2,661	8,951	5,395
Sales, marketing and customer service	439	2,153	1,178	3,004
Engineering, design and product	309	803	757	1,381
Impairment charge	-	712	-	712

Total operating expenses	7,439	6,329	10,886	10,492

Operating loss	(6,519)	(2,804)	(9,487)	(4,021)
Other income (expense):
Interest expense	(1,008)	(907)	(2,013)	(1,824)
Interest income	851	642	1,390	1,281
Other income (expense)	(55)	(95)	247	126

Total other income (expense)	(212)	(360)	(376)	(417)

Loss before income taxes	(6,731)	(3,164)	(9,863)	(4,438)
Provision for (benefit from) income taxes	102	(1,047)	111	(1,225)

Net loss	$(6,833)	$(2,117)	$(9,974)	$(3,213)

Net loss per common share:
Basic and Diluted	$(0.03)	$(0.01)	$(0.05)	$(0.02)

Weighted average number of common shares used in computing per share amounts:
Basic and Diluted	198,214,456	184,515,022	198,214,456	184,464,472

CONTACT:
Solar Power, Inc.
Jim Pekarsky, CFO, 415-590-3803